UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 27, 2025

LAZYDAYS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38424	82-4183498
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4042 Park Oaks Blvd., Suite 350, Tampa, Florida	33610
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(813) 246-4999

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	GORV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 27, 2025, Lazydays Holdings, Inc., a Delaware corporation (the “Company”), entered into a Limited Waiver and Consent with Respect to Credit Agreement (the “Waiver”) relating to the Second Amended and Restated Credit Agreement (as amended, supplemented or otherwise modified, the “Credit Agreement”), by and among Manufacturers and Traders Trust Company (“M&T”), as Administrative Agent, Swingline Lender and Issuing Bank, the lenders party thereto (the “Lenders”) and the Company and its subsidiaries party thereto (the “Loan Parties”), which provides certain subsidiaries of the Company with a senior secured floor plan credit facility. Under the Waiver, M&T and the requisite Lenders agreed (a) to waive the requirement under the Credit Agreement that the asset sales to Camping World Holdings, Inc., or certain of its affiliates, with respect to the facilities located in Council Bluffs, Iowa and Portland, Oregon be consummated (whether before, on or after March 31, 2025), (b) to extend the deadline that the Loan Parties have to pay certain construction payables from March 31, 2025 to September 30, 2025; and (c) that the Loan Parties will be permitted to deliver, together with their financial statements with respect to their fiscal year ended December 31, 2024, an audit opinion that has a “going concern” or like qualification or exception.

Under the Waiver, the Company and the other Loan Parties agreed, among other covenants, to continue engaging CR3 Partners as the Loan Parties’ financial advisor and to provide M&T on an ongoing basis with certain information and documents regarding the Loan Parties’ efforts to raise new capital through one or more asset sales and/or debt or equity capital raises.

Finally, the Waiver provides that, effective from and after the date thereof, the aggregate floor plan loan commitments of all lenders and the floor plan line is reduced to $265,000,000, as such amounts may be decreased from time to time in accordance with the provisions of the Credit Agreement, and the Loan Parties agreed to negotiate mutually agreeable further reductions to the floorplan loan commitments and floor plan line of credit dollar cap in connection with future potential specified transactions, if any.

The foregoing description of the Waiver is qualified in its entirety by reference to the full text of such document, a copy of which is attached hereto and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed by the Company in a Current Report on Form 8-K filed on November 18, 2024 (the “Prior 8-K”): (a) certain indirect subsidiaries (“Asset Sellers”) of the Company entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) by and among Asset Sellers, the Company, as Guarantor, and certain subsidiaries of Camping World Holdings, Inc. (collectively, “Buyer”), pursuant to which the Asset Sellers agreed to sell all of the assets contributing to the operation of Asset Sellers’ recreational vehicle sales and service business operated at their facilities in Elkhart, Indiana; Surprise, Arizona; Murfreesboro, Tennessee; Sturtevant, Wisconsin; Council Bluffs, Iowa; Portland, Oregon; and Woodland, Washington to Buyer (as to each facility, an “Asset Sale”) for approximately $1 million per facility (plus further cash for RV inventory and service work in process at closing of each facility), subject to certain adjustments and the terms and conditions set forth therein; and (b) certain other indirect subsidiaries of the Company (collectively “Real Estate Seller”) entered into a Real Estate Purchase Agreement (the “Real Estate Purchase Agreement” and together with the Asset Purchase Agreement, the “Purchase Agreements”), with certain subsidiaries of Camping World Holding, Inc. (collectively, “Real Estate Buyer”). Pursuant to the Real Estate Purchase Agreement, Real Estate Buyer agreed to purchase certain of the Real Estate Seller’s properties located in Elkhart, Indiana; Surprise, Arizona; and Murfreesboro, Tennessee (the “Real Estate”) for approximately $48.5 million in cash, subject to certain adjustments and the terms and conditions set forth therein.

The parties closed the sale of the Real Estate as contemplated by the Real Estate Purchase Agreement and closed an Asset Sale with respect to five of the facilities (Elkhart, Indiana; Surprise, Arizona; Murfreesboro, Tennessee; Sturtevant, Wisconsin; Council Bluffs, Iowa; Portland, Oregon; and Woodland, Washington) as contemplated by the Asset Purchase Agreement.

Buyer has informed the Asset Sellers that it elects to not consummate the Asset Sales with respect to the remaining two facilities under the Asset Purchase Agreement (Council Bluffs, Iowa; and Portland, Oregon). On March 28, 2025, the Company delivered written notice to Buyer to (a) exercise its remedy under Section 12.10 of the Asset Purchase Agreement for Buyer’s failure to complete such closings, namely to relieve the Company from any obligation to issue 9,708,737 shares of its common stock to Buyer under Section 6.10 of the Asset Purchase Agreement; and (b) terminate the Asset Purchase Agreement effective on March 31, 2025, the outside date under the Asset Purchase Agreement.

The foregoing descriptions of the Purchase Agreements and are qualified in their entirety by reference to the full text of such agreements, copies of which are attached as Exhibits 2.1 and 2.2 to the Prior 8-K and are incorporated herein by reference. The representations, warranties and covenants contained in the Purchase Agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Limited Waiver and Consent with Respect to Credit Agreement, dated March 27, 2025, by and among LDRV Holdings Corp., the other loan parties party thereto, Manufacturers and Traders Trust Company and the other lenders party thereto.

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAZYDAYS HOLDINGS, INC.

March 28, 2025	By:	/s/ Ronald K. Fleming
Date		Ronald K. Fleming
Interim Chief Executive Officer